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                                   EXHIBIT 9.2

       Form of Amendment Number 2 to Transfer Agency and Service Agreement


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                              AMENDMENT NUMBER 2 TO
                      TRANSFER AGENCY AND SERVICE AGREEMENT


      Pursuant to the Transfer Agency and Service Agreement between State Street Bank and Trust Company and The Hartford Mutual Funds, Inc. (formerly known as ITT Hartford Mutual Funds, Inc.) dated July 15, 1996, as amended by Amendment Number 1 to Transfer Agency and Service Agreement dated December 31, 1997 (as amended, the "Agreement"), The Hartford Growth and Income Fund is hereby included as an additional Fund. All provisions in the Agreement shall apply to The Hartford Growth and Income Fund.

      IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the _____ day of _____________, 1998.


                                  STATE STREET BANK AND TRUST COMPANY


                                  ______________________________________________
                                  By:
                                  Title:

                                  THE HARTFORD MUTUAL FUNDS, INC.
                                  on behalf of:

                                  The Hartford Growth and Income Fund


                                  ______________________________________________
                                  By:
                                  Title: